UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

ICF International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1902 Reston Metro Plaza, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(703) 934-3000

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2023, ICF International, Inc. (the “Company”) announced that Mr. Mark Lee, Executive Vice President of ICF International, Inc., would be leaving the Company to pursue other opportunities.  Mr. Lee’s departure is not due to any disagreement or dispute with the Company.  Mr. Lee will continue to serve in his role with the Company through January 5, 2024, to support the Company in transitioning his responsibilities. Mr. Lee will receive compensation and benefits in accordance with previously filed agreements and as set forth in the Separation Agreement and Release filed herewith.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement and Release between Mr. Lee and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: December 4, 2023	By:	/s/ John Wasson
John Wasson
President and Chief Executive Officer